                                                                 EXHIBIT 23(b)



                        Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 as filed with the Securities and Exchange Commission on May 1, 1995 and related Prospectus of McDonnell Douglas Finance Corporation and to the incorporation by reference therein of our report dated January 17, 1995, with respect to the consolidated financial statements, schedules, and selected financial data of McDonnell Douglas Finance Corporation included in its Annual Report (Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Orange County, California
May 1, 1995